SUB-ITEM 77E:  LEGAL PROCEEDINGS
Like many other mutual fund companies, in September 2003, Federated
Investors, Inc., the parent
company of the Federated funds' advisers and distributor (collectively,
 "Federated"), received
detailed requests for information on shareholder trading activities in the Federated funds
("Funds") from the Securities and Exchange Commission, the New York State
 Attorney General, and
the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such
inquiries may be received in the future.
As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund.
The investigation has also
identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and
acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describ ing these matters in
greater detail and emphasizing that it is committed to compensating the
 Funds for any detrimental
February 3, 2004, Federated
and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact.
  The press releases and
related communications are available in the "About Us" section of Federated's website www.federatedinvestors.com, and any future press releases on this subject will also be posted
there.
Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various
Funds were named as defendants in several class action lawsuits now pending in the United
States District Court for the District of Maryland seeking damages of unspecified amounts.
The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed
shares of Federated-sponsored mutual funds during specified periods beginning November 1,
1998.  The suits are generally similar in alleging that Federated engaged in illegal and
improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders. The board of the Funds has retained the law firm of Dickstein, Shapiro Morin &
Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations have been filed, and others may be filed in the future. Although we do not believe that these lawsuits will have a material adverse effect
on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in
increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for
the Funds.




Exhibit Q1
Federated Income Securities Trust

Amendment #9
to the By-Laws

Effective August 25, 2003

	Insert the following into Article II, Power and Duties of Trustees and Officers, and renumber Section 10 as Section 11:

	Section 10. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal
Officer for the Trust, solely for purposes of complying with the attorney conduct rules
("Attorney Conduct Rules") enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307
of the Act. The Chief Legal Officer, in his sole discretion, may delegate or firm of attorneys.


Exhibit  Q1
AMENDMENT #11
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

	This Declaration of Trust is amended as follows:

           Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to
establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are
established and designated as:

Federated Short-Term Income Fund
Institutional Service Shares
Institutional Shares
Federated Intermediate Income Fund
Institutional Service Shares
Institutional Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares

	The undersigned hereby certify that the above stated
Amendment
 is a true and correct
Amendment to the Declaration of Trust, as adopted by the Board of
 Trustees at a meeting on
the 22nd day of August, 2003.

	WITNESS the due execution hereof this 22nd day of August, 2003.

/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh



Exhibit Q1
AMENDMENT #12
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST

FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

	This Declaration of Trust is amended as follows:

           Strike the first paragraph of Section 5 of Article
 III from the Declaration of Trust
and substitute in its place the following:

	"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to
establish and designate any additional Series or Class or to modify the rights and
preferences of any existing Series or Class, the Series and
 Classes of the Trust are
established and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Income Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares

	The undersigned hereby certify that the above stated
 Amendment is a true and correct
Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of November, 2003.



	WITNESS the due execution hereof this 13th day of November, 2003.

/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh


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